Exhibit 99.1

[ECB LOGO APPEARS HERE]	PRESS RELEASE

April 20, 2004

CONTACT:	ECB Bancorp, Inc.
Gary M. Adams, Chief Financial Officer
(252) 925-5525
(252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 2004 First Half Financial Results

ENGELHARD, N.C.- July 20, 2004 - ECB Bancorp, Inc. (NASDAQ: ECBE) (“ECB” or the “Company”) today announced its results for the three and six months ended June 30, 2004.

2004 First Half Financial Highlights

•	Net income rose 8.84% year-over-year to $2,196,000, or $1.07 per diluted share, in the first six months of 2004, generating an annualized ROAA of 0.94% and an annualized ROAE of 14.22%. For the 2004 second quarter, net income rose 20.95% year-over-year to $1,222,000, or $.60 per diluted share, generating an annualized ROAA of 1.01% and an annualized ROAE of 15.86%.

•	Net interest income rose 6.16% to $8,022,000 in the first six months of 2004 from the year ago period. For the 2004 second quarter, net interest income rose 7.47% from the 2003 second quarter.

•	Consolidated assets increased 18.06% to $489,242,000 at June 30, 2004 from $414,392,000 at June 30, 2003.

•	Loans increased 22.79% to $315,127,000 at June 30, 2004 from $256,635,000 at June 30, 2003.

•	Deposits increased 23.43% to $404,097,000 at June 30, 2004 from $327,386,000 at June 30, 2003.

•	Non-interest income rose 22.06% to $3,325,000 in the first six months. For the 2004 second quarter, non-interest income rose 31.14% to $1,820,000 from the 2003 second quarter.

•	Declared quarterly dividend of $0.1425 per share, a 14% increase, or $0.57 per share on an annualized basis.

2004 First Half Strategic Plan Highlights

•	Strategic investments continue to lay the foundation for future growth:

•	Construction of new 12,300 square foot Corporate Headquarters and branch in Engelhard, to replace outmoded facility, on track for anticipated opening by the end of 2004.

•	Opened 20th full-service and fully-staffed branch in Wilmington on June 28, 2004, replacing existing loan production office.

•	Began renovation and expansion of full-service branch in Nags Head.

•	Initiated new check image processing technology project in anticipation of the proposed requirements of Check Clearing for the 21st Century Act (Check 21).

Arthur H. Keeney, III, President and Chief Executive Officer, stated: “We are pleased to report that ECB completed another fine quarter. Our solid performance in the first half of 2004 underscores the continued successful implementation of our core strategies: grow the loan portfolio while maintaining high asset quality, grow core deposits, increase non-interest income, control expenses, and make strategic investments in new communities which will result in increased shareholder value.

“Net income for the 2004 first half was $2,196,000, or $1.07 per diluted share, generating an annualized ROAA of 0.94% and an annualized ROAE of 14.22%, compared to net income for the 2003 first half of $2,017,000, or $0.99 per diluted share, generating an annualized ROAA of 1.02% and an annualized ROAE of 13.46%. Net income for the 2004 second quarter was $1,222,000, or $0.60 per diluted share, generating an annualized ROAA of 1.01% and an annualized ROAE of 15.86%, compared to net income for the 2003 second quarter of $1,010,000, or $0.49 per diluted share, generating an annualized ROAA of 1.00% and an annualized ROAE of 13.37%.

“Demand remained strong for our loan products. Loan quality remained well above average as our loan portfolio increased 22.79% to $315,127,000 at June 30, 2004 compared to June 30, 2003. This increase in loan demand is due, in part, to businesses that are opening in our markets to take advantage of opportunities in our coastal communities where growth is being driven by a combination of increased tourism and an influx of retirees. We also continued to attract deposits, which increased 23.43% to $404,097,000, at June 30, 2004 compared to June 30, 2003. This increase in deposits, combined with our strong capital position, allowed us to increase our consolidated assets 18.06% to $489,242,000 while maintaining strong asset quality.

“We are pleased to report that non-interest income for the 2004 first half increased 22.06% to $3,325,000 and 31.14% to $1,820,000 for the 2004 second quarter. As the community bank for eastern North Carolina, we believe that the strength of ECB’s approach lies in our ability to bring the personal touch of ECB’s community banking to our customers and communities by offering products and services that meet their banking needs, including fee-based products and services, and a wide variety of mortgage options, insurance and investment products.

“To help maximize efficiencies and provide a higher level of service for our customers, we are positioned to take a leadership role in enhancing our image processing and related technologies to take advantage of image exchange provided by the Check Clearing for the 21st Century Act (Check 21) which has been called by some, one of the most important and far-reaching laws for financial services organizations in the past 15 years. Check 21 is designed to foster innovation in the payments system by permitting banks to process check information electronically.

“We are gratified that The East Carolina Bank has been recognized by U.S. Banker as 105th among the top 200 publicly traded community banks in the United States, up from 141st a year ago. The U.S. Banker rankings are based on 3-year average return on equity (ROE) as of December 31, 2003 of companies traded on the New York Stock Exchange, American Stock Exchange and Nasdaq.

“ECB continued to make strategic investments in its future growth during the first half of 2004. Our newest full-service branch in Wilmington, replacing the existing loan production office, opened on June 28th. We also recently opened branches in Morehead City and Williamston. Additionally, we began the renovation and expansion of our branch in Nags Head, which is expected to be completed before the end of the year. We are also making progress with the construction of a new corporate headquarters and branch in Engelhard, which will replace the old outmoded facility and accompanying rented office space, and is on track for completion by the end of 2004.

“Looking ahead, we remain optimistic that 2004 will be another good year for ECB as we continue to focus on organic growth. Our efforts to date have been built around relationships and exceptional people, all within a dynamic market. We have positioned our company to take advantage of opportunities in the various markets we serve. We will continue to look for opportunities to establish new locations, particularly in the communities that have not yet experienced our style of personalized community banking.

“It is our conviction that our proven emphasis on high asset quality, strong capital and prudent reserves will continue to be the bedrock of our success. We are advancing on a path of solid profitability guided by prudent and conservative operating strategies. Excellence in Community Banking (ECB) and building value for our shareholders remain our top priorities.”

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank , is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 20 offices in eastern North Carolina, including new full-service branches in Morehead City and Wilmington. The Bank also provides mortgages, insurance services through the Bank’s licensed agents and investment and brokerage services offered through a third-party broker-dealer. ECB’s common stock is listed on The Nasdaq SmallCap Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.ecbbancorp.com.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company’s customers, actions of government regulators, the level of market interest rates, and general economic conditions. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.